Exhibit 10.12

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (“Agreement”), dated as of March 8, 2006, is by and among WS Midway Holdings, Inc., a Delaware corporation (the “Company”), Wellspring Capital Partners III, L.P., a Delaware limited partnership (“Wellspring III”), and HBK Main Street Investments L.P., a Delaware limited partnership (“HBK Investments”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of December 8, 2005 (the “Merger Agreement”), by and among the Company, WS Midway Acquisition Sub, Inc., a Missouri corporation (“Merger Sub”), and Dave & Buster’s, Inc., a Missouri corporation (“D&B”).

WITNESSETH

WHEREAS, Wellspring and its Affiliates formed the Company for the purpose of effecting the transactions contemplated by the Merger Agreement pursuant to which, on the date hereof, D&B became a direct, wholly-owned subsidiary of the Company; and

WHEREAS, on the date hereof, HBK Investments is acquiring, twenty thousand (20,000) shares (the “Acquired Shares”) of common stock, par value $.01 per share, of the Company for an aggregate purchase price of twenty million dollars ($20,000,000) (the “Subscription”) pursuant to the subscription agreement by and between HBK Investments and the Company dated as of the date hereof (the “Subscription Agreement”); and

WHEREAS, the parties have entered into a Shareholders Agreement dated as of the date hereof (the “Shareholders Agreement”) to memorialize certain agreements of the parties with respect to the Company and the Common Stock of the Company owned by Wellspring and HBK; and

WHEREAS, Wellspring and HBK desire to set forth certain registration rights applicable to the Registrable Securities (as hereinafter defined) held by such parties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

Certain Definitions

For purposes of this Agreement, the following terms shall have the following meanings:

(a) The term “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

(b) The term “Board” shall mean the Board of Directors of the Company.

(c) The term “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

(d) The term “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.

(e) The term “Confidential Material” shall mean all information, data, reports, interpretations, forecasts and records, whether in oral or written form, electronically stored or otherwise (including any such information furnished prior to the execution of this Agreement), concerning the Company, D&B or their respective subsidiaries or Affiliates furnished to HBK or its Representatives by the Company or its Representatives and all notes, reports, analyses, compilations, studies and other materials prepared by HBK or its Representatives (in whatever form maintained, whether documentary, electronically stored or otherwise) containing, reflecting or based upon, in whole or in part, any such information or reflecting a review or view of the Company or the Confidential Material. The term “Confidential Material” shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by HBK or its Representatives in violation of this Agreement, (ii) is or becomes known or available to HBK on a non-confidential basis from a source (other than the Company or one of its Representatives) who, insofar as is known to HBK, is not prohibited from transmitting the information to HBK or its Representatives by a contractual, legal, fiduciary or other obligation or (iii) is already known to HBK prior to the date hereof and which was not acquired or obtained from WCM, the Company or its Representatives.

(f) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(g) The term “HBK” shall mean HBK Investments L.P. and any Permitted Transferees thereof to whom any of the Shares are Transferred in accordance with Article III of the Shareholders Agreement.

(h) The term “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, or other entity and shall include any successor (by merger or otherwise) of such entity.

(i) The term “Public Offering” shall mean a public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act (other than (i) a registration statement filed under Regulation A or on form S-4 or any successor form or (ii) a registration statement filed on Form S-8 or any successor form).

(j) The term “Qualified Public Offering” shall mean a Public Offering which results in more than fifteen percent (15%) of the then outstanding equity securities of the Company having been sold to the public.

(k) The term “Registrable Securities” shall mean the Shares, provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement; or (ii) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act; or (iii) such securities are transferred under circumstances in which any legend borne by the certificates for such securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company.

(1) The term “Registration Period Commencement Date” shall mean the date that is six months following the closing date of the Qualified Public Offering (or, if later, the date upon which the Shareholder’s lock-up agreement entered into with the underwriters in connection with the Qualified Public Offering expires).

(m) The term “Representatives” shall mean, with respect to any party, all directors, officers, partners, Affiliates, employees, agents, representatives, advisors, consultants, investment bankers, accountants and attorneys of such party.

(n) The term “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(o) The term “Shares” shall mean (i) all shares of Common Stock owned by the Shareholders as of the date hereof; and (ii) additional shares of Common Stock acquired by the Shareholders in any manner after the date hereof.

(p) The term “Shareholders” shall mean Wellspring and HBK.

(q) The term “Transfer” shall mean any voluntary or involuntary attempt to, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise, offer, sell, assign, transfer, grant a participation in, pledge, or otherwise dispose of any Shares, or the consummation of any such transactions, or the soliciting of any offers to purchase or otherwise acquire, or taking a pledge of, any of the Shares; provided, however, that the transfer of an interest in any of the Shareholders shall not be deemed to be a transfer.

(r) The term “Wellspring” shall mean Wellspring Capital Partners III, L.P. and any Permitted Transferees thereof to whom any of the Shares are Transferred in accordance with Article III of the Shareholders Agreement.

ARTICLE II

Registration Rights

Section 2.01 Demand Registrations.

(a) Requests for Registration. At any time after the Registration Period Commencement Date, subject to the conditions set forth herein, Wellspring shall be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of all or part of its Registrable Securities (a “Demand Registration”). Such Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered; and (ii) the intended method of distribution in connection with such Demand Registration to the extent then known.

(b) Number of Demands. Wellspring shall be entitled to a total of four (4) Demand Registrations.

(c) Satisfaction of Obligations. Subject to the provisions of Section 2.03, a registration shall not be treated as a permitted Demand for a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Commission with respect to such Demand Registration (which shall include any registration statement that is not withdrawn by holders of Registrable Securities in the circumstances contemplated by Section 2.03); and (ii) such registration statement shall have been maintained continuously effective for a period of at least one hundred eighty (180) days or such shorter period during which all Registrable Securities included therein have been disposed of thereunder in accordance with the method of distribution set forth in such registration statement; provided, however, that if Wellspring withdraws a Demand after the registration statement with respect thereto has been filed with the Commission, such registration statement will nevertheless be treated as a permitted Demand for a Demand Registration unless Wellspring pays to the Company all of the expenses of such registration, in which event such registration statement shall not be treated as a permitted Demand for a Demand Registration.

(d) Availability of Short Form Registrations. The Company shall use its commercially reasonable efforts to comply with the requirements for use of short form registration for the sale of Registrable Securities under the Securities Act.

(e) Restrictions on Demand Registrations. The Company shall not be obligated (i) to maintain the effectiveness of a registration statement under the Securities Act for a period longer than 180 days; or (ii) to effect any Demand Registration within one hundred eighty (180) days of the effective date of (A) a registration in which Wellspring was given “piggyback” rights pursuant to Section 2.02 hereof (provided that, with respect to such a registration in which such piggyback rights were exercised, Wellspring was permitted to include in such registration 100% of the Registrable Securities that Wellspring sought to include therein) or (B) any other Demand Registration, In addition, the Company shall be entitled to postpone (upon written notice to Wellspring) for up to ninety (90) days the filing or the effectiveness of a registration statement in respect of a Demand (but no more than once in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration in respect of such Demand would have a material adverse effect on any proposal or plan by the Company to engage in any debt or equity offering, material acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, or other similar transaction or otherwise would be materially detrimental to the Company. In the event of a postponement by the Company of the filing or effectiveness of a registration statement in respect of a Demand, Wellspring shall have the right to withdraw such Demand in accordance with Section 2.03 hereof.

(f) Participation in Demand Registrations. Except with the prior written consent of Wellspring III, the Company may not include any securities to be sold for the Company’s account in a Demand Registration other than a Piggyback Registration by HBK under Section 2.02 which shall not require Wellspring’s consent. If, in connection with a Demand Registration, any managing underwriter advises the Company and Wellspring that, in its opinion, the inclusion of all the Registrable Securities and, if authorized pursuant to this Article II, other securities of the Company sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Demand Registration only such securities as the Company and Wellspring are advised by such underwriter can be sold without such an effect (the “Maximum Demand Number”), as follows and in the following order of priority:

(i) first, the number of Registrable Securities sought to be registered by Wellspring pursuant to such Demand and the number of Registrable Securities sought to be registered by HBK pursuant to Section 2.02; provided, however, that, in the event that the aggregate number of Registrable Securities to be sold pursuant to this clause (i) exceeds the Maximum Demand Number, then the number of Registrable Securities to be registered by each of Wellspring and HBK shall be reduced pro rata such that the total number of Registrable Securities to be registered equals the Maximum Demand Number; and

(ii) second, if the number of Registrable Securities to be included under clause (i) above is less than the Maximum Demand Number, the number of securities sought to be included by the Company and each other seller, pro rata in proportion to the number of securities sought to be sold by the Company and all such other sellers, which in the aggregate, when added to the number of securities to be included pursuant to clause (i) above, equals the Maximum Demand Number.

(g) Selection of Underwriters. If Wellspring requests that such Demand Registration be an underwritten offering, then Wellspring shall be entitled to select a nationally recognized underwriter or underwriters to manage and administer such offering.

(h) Other Registrations. If the Company has received a Demand and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company’s employee benefit plans, exchange offers by the Company, or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-8 or S-4 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of any Demand Registration, unless a shorter period of time is approved by Wellspring. Notwithstanding the foregoing, the Company shall be entitled to postpone any such Demand Registration and may file or cause to be effected such other registration in accordance with the terms of Section 2.01(e) hereof.

Section 2.02 Piggyback Registrations.

(a) Right to Piggyback. At any time after the Registration Period Commencement Date, whenever the Company proposes to register any shares of its Common Stock or Common Stock held by any stockholders of the Company under the Securities Act (other than a registration under Regulation A or relating to the Company’s employee benefit plans, exchange offers by the Company, or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-8 or Form S-4 or any successor form) (a “Piggyback Registration”), the Company shall give each of the Shareholders prompt written notice thereof (but not less than ten (10) business days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter or underwriters (if any and if known). Upon the written request of a Shareholder given to the Secretary of the Company within five (5) business days of the receipt by such Shareholder of the Piggyback Notice requesting that the Company include in such registration Registrable Securities owned by such Shareholder (which written request shall specify the number of Registrable Securities intended to be disposed of by such Shareholder and the intended method of distribution thereof), the Company shall include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion, in accordance with the terms hereof. Notwithstanding anything to the contrary contained herein, if Wellspring includes any of its or its affiliates securities in any Public Offering (including a Qualified Initial Public Offering), HBK will be permitted to include its securities in such Public Offering as a Piggyback Registration under Section 2.02.

(b) Priority on Piggyback Registrations. If, in connection with a Piggyback Registration (other than a Demand Registration which is governed by Section 2.01), any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company) advises the Company and the holders of the Registrable Securities to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, and by the Shareholders seeking to sell such securities in such Piggyback Registration (“Piggyback Sellers”), in each case, if any would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect (the “Maximum Piggyback Number”), as follows and in the following order of priority:

(i) first, such number of securities sought to be registered by the to be registered be the Company, up to the Maximum Piggyback Number;

(ii) second, if the number of securities to be included under clause (i) above is less than the Maximum Piggyback Number, then such number of Registrable Securities sought to be registered by the Piggyback Seller pursuant to a Piggyback Registration; provided, however, that, in the event that the aggregate amount of Registrable Securities to be registered pursuant to this clause (ii) and clause (i) above exceeds the Maximum Piggyback Number, then the number of Registrable Securities to be included in such Piggyback Registration by each Piggyback Seller shall be reduced pro rata such that the total number of securities to be registered equals the Maximum Piggyback Number; and

(iii) third, if the number of securities to be included under clauses (i) and (ii) above is less than the Maximum Piggyback Number, pro rata in proportion to the securities sought to be registered by all other sellers which, in the aggregate, when added to the number of securities to be registered under clauses (i) and (ii) above, equals the Maximum Piggyback Number.

(c) Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 2.02 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Shareholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration; provided, however, that notwithstanding Sections 2.06 and 3.06, the Company shall reimburse each Shareholder for all of its out-of-pocket costs and expenses (including reasonable attorneys fees) incurred in connection with such registration.

Section 2.03 Withdrawal Rights. Any Shareholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company, In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder. Subject to Section 2.01(c) such withdrawal shall not affect the obligations of the Company with respect to the Registrable Securities not so withdrawn.

Section 2.04 Holdback Agreements. Each Shareholder agrees not to effect any public sale or distribution (including, without limitation, sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) day period prior to the date on which the Company intends to commence a Public Offering (provided the Shareholders are notified in writing of such commencement date) through the ninety (90) day period immediately following the effective date of any such Public Offering (except as part of such registration), or, if later, the 90 day period immediately following the execution date of any underwriting agreement with respect thereto.

Section 2.05 Registration Procedures.

(a) Whenever the Shareholders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company (subject to its right to withdraw such registration as contemplated by Section 2.02(c)) shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and, in connection therewith, the Company shall:

(i) use commercially reasonable efforts to (A) register the Registrable Securities on Form S-3 or another available short form registration statement, to the extent permitted under the Securities Act, (B) cause the registration statement to remain effective for a continuous period of not less than 180 days (or, if earlier, until all of the Registrable Securities included in such registration statement have been sold thereunder), subject to Section 2.05(c), and (C) obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

(ii) promptly notify each seller of Registrable Securities of each of (A) the filing and effectiveness of the registration statement and prospectus and any amendment or supplements thereto, (B) the receipt of any comments from the Commission or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (C) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction, or any initiation or threatening of any proceedings with respect to any of the foregoing;

(iii) furnish to each seller of Registrable Securities, the underwriters, and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment, and supplement thereto (in such case without such exhibits and documents), the prospectus (including each preliminary prospectus) included in such registration statement, and prospectus supplements and all exhibits thereto and documents incorporated by reference therein, and such other documents as such seller, underwriter, agent, or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) use commercially reasonable efforts to register or qualify such Registrable Securities under such securities or “blue sky” laws of such jurisdictions as the holders of Registrable Securities reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to enable the holders of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this paragraph, (y) subject itself to taxation in any such jurisdiction in which it would not otherwise be subject to taxation but for this paragraph or (z) consent to the general service of process in any jurisdiction in which it would not otherwise be subject to general service of process but for this paragraph);

(v) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated

therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement so that such Registration Statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

(vi) use commercially reasonable efforts to cause all such Registrable Securities to be listed on any securities exchange or established over-the-counter market on which or through which similar securities of the Company are listed or traded and, if not so listed or traded, to be listed on the NASD automated quotation system (“Nasdaq”) and, if listed on Nasdaq, use commercially reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq “national market system security” within the meaning of Rule HAa2-l under the Exchange Act; or, failing that, to secure Nasdaq authorization for such Registrable Securities;

(vii) make available for inspection by any seller of Registrable Securities and any attorney, accountant, or other agent retained by any such seller or underwriter all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, attorneys, and independent accountants to supply all information reasonably requested by any such sellers, attorneys, accountants, or agents in connection with such registration statement. Information that the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless (x) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such registration statement, or (y) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each seller of Registrable Securities agrees, on its own behalf and on behalf of all its accountants, attorneys, and agents, that the information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each seller of Registrable Securities further agrees, on its own behalf and on behalf of all its accountants, attorneys, and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

(viii) use commercially reasonable efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 1 l(a) of the Securities Act; and

(ix) permit any Shareholder, which Shareholder, in its sole and exclusive judgment, might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such holder and such holder’s counsel should be included.

(b) Underwriting. Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities, and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers, In connection with the sale of Registrable Securities hereunder, any seller of such Registrable Securities may, at its option, require that any and all conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (x) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(c) Return of Prospectuses. Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.05(a)(v), such seller shall forthwith discontinue such seller’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.05(a)(v) and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in such seller’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, the one hundred and eighty (180) day period during which such registration statement must remain effective pursuant to Section 2.05(a)(i) of this Agreement (or such shorter period as permitted by Section 2.05(a)(i)) shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 2.05(a)(v) to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

Section 2.06 Registration Expenses. All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents in connection therewith), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents in connection therewith (excluding discounts and commissions of such underwriters or placement agents), all fees and expenses of the Company’s independent certified public accountants and counsel (including, without limitation, with respect to “comfort” letters and opinions) (collectively, the “Registration Expenses”) shall be borne by the Company; provided, however, that notwithstanding the foregoing, (i) all underwriting discounts and commissions allocable to each Shareholder selling Registrable Securities shall be borne by such Shareholder and (ii) the Company shall not be responsible for the fees and expenses of any additional counsel, or any of the accountants, agents, or experts retained by the Shareholders in connection with the sale of Registrable Securities. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit, and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on Nasdaq.

Section 2.07 Indemnification.

(a) By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its directors, and each Person who controls (within the meaning of the Securities Act) such holder against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses and all costs incident to investigation or preparation with respect to such losses, claims, damages, liabilities, and expenses and to reimburse such indemnified Person for such costs as incurred) (collectively, the “Losses”) caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by or on behalf of such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same and notified such holder of such obligation.

(b) By the Shareholders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will, if requested, furnish to the Company in writing information regarding such holder’s ownership of Registrable Securities and, to the extent permitted by law, shall indemnify the Company, its directors, and each Person who controls (within the meaning of the Securities Act) the Company against all Losses caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information furnished in writing to the Company by or on behalf of such holder. The liability of the Shareholders will be limited to the proceeds received by such Shareholder from the sale of its Registrable Securities pursuant to such registration statement.

(c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

(d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate, and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it that are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its prior written consent. The indemnifying party shall lose its right to defend, contest, litigate, and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence). No matter to which an indemnified party is entitled to indemnity hereunder shall be settled by an indemnifying party (unless such settlement only involves the payment of money and does not include any other relief) without the consent of the indemnified party (which consent shall not be unreasonably withheld).

(e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Shareholder shall be required to make a contribution in excess of the net amount received by such holder from the sale of Registrable Securities. The liability of the Shareholders will be limited to the proceeds received by such Shareholder from the sale of its Registrable Securities pursuant to such registration statement.

ARTICLE III

Miscellaneous

Section 3.01 Term. The term of this Agreement (the “Term”) shall commence on the date hereof and shall terminate upon the seventh anniversary of the consummation of the Qualified Public Offering.

Section 3.02 Specific Performance. Each of the Shareholders acknowledges and agrees that, in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. The Shareholders hereby agree that, in addition to any other remedy to which any party may be entitled at law or in equity, they shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

Section 3.03 Headings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

Section 3.04 Entire Agreement. This Agreement, the Shareholders Agreement and the Subscription Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof. They supersede any prior agreement or understanding among them, and they may not be modified or amended in any manner other than by an instrument in writing signed by the parties hereto or thereto, or their respective successors or assigns, or otherwise as provided herein or therein.

Section 3.05 Confidentiality.

(a) Except as required by law, no party shall disclose any term of this Agreement or any related agreement including the Shareholders Agreement and the Subscription Agreement to any third party without the prior written consent of the other parties. Notwithstanding the foregoing, the parties may share such information with their respective investors, provided such investors agree to keep such information confidential. The parties hereby acknowledge and agree that the Confidentiality Agreement, dated January 20, 2006, by and between Wellspring Capital Management LLC and HBK Investments shall terminate as of the Merger Closing.

(b) Subject to Section 3.05(c) below, the Confidential Material will be kept confidential by HBK and without the prior written consent of the Company, neither HBK nor its Representatives shall disclose to any person the Confidential Material or any information relating in any way to the Confidential Material, including, without limitation, that Confidential Material has been made available or any opinion or view with respect to the Company or the Confidential Material. Moreover, HBK shall disclose Confidential Material to its Representatives only if such Representatives are informed by HBK of the confidential nature of the Confidential Material. HBK shall make all reasonable, necessary and appropriate efforts to safeguard Confidential Material from disclosure to anyone other than as permitted hereby. As used in this Section 3.05, the term “person” shall be broadly interpreted to include, without limitation, any corporation, company, group, entity, trust, partnership or individual.

(c) In the event that HBK, its Representatives or any of the facts or information referred to in Section 3.05(b) above are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise) to disclose any Confidential Material or any of the facts or information referred to in Section 3.05(b) or such person’s opinion, judgment, view or recommendation concerning the Company as developed from the Confidential Material, HBK shall (i) immediately notify the Company of the existence, terms and circumstances surrounding such a request, (ii) consult with the Company on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, furnish only that portion of the Confidential Material which, in the opinion of counsel, HBK is required to disclose and cooperate with any action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

Section 3.06 Expenses. Except as set forth in Section 2.06 hereof, each party agrees that such party shall bear its own expenses incurred in connection with this Agreement.

Section 3.07 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery, if personally delivered, or if mailed (registered or certified mail, postage prepaid, return receipt requested), on the third (3rd) business day following mailing as follows:

If to the Company, to:

WS Midway Holdings, Inc.
c/o Wellspring Capital Management LLC
Lever House
390 Park Avenue
New York, New York 10022-4608
Attention:	Greg S. Feldman, Managing Partner
Telephone:	(212) 318-9898
Facsimile:	(212) 318-9810

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036-6522
Attention:	William S. Rubenstein, Esq.
Telephone:	(212) 735-3000
Facsimile:	(212) 735-2000

and

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Attention:	Allison Land Amorison, Esq.
Telephone:	(302) 651-3180
Facsimile:	(302) 651-3001

If to the Shareholders, to:

Wellspring Capital Management LLC
Lever House
390 Park Avenue
New York, New York 10022-4608
Attention:	Greg S. Feldman, Managing Partner
Telephone:	(212) 318-9898
Facsimile:	(212) 318-9810

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036-6522
Attention:	William S. Rubenstein, Esq.
Telephone:	(212) 735-3000
Facsimile:	(212) 735-2000

and

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Attention:	Allison Land Amorison, Esq.
Telephone:	(302)651-3180
Facsimile:	(302) 651-3001

and

HBK Investments L.P.
300 Crescent Court
Suite 700
Dallas, Texas 75201
Attention:	Legal Department
Telephone:	(214) 758-6107
Facsimile:	(214) 758-1207

with a copy to:

Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, NY 10022-2524
Attention:	Patrick J. Dooley
Telephone:	(212) 872-1080
Facsimile:	(212) 872-1002

Section 3.08 Applicable Law. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

Section 3.09 Jurisdiction; Service of Process. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if the court of chancery lacks subject matter jurisdiction, any other Delaware state court or any federal court located in the state of Delaware in the event any dispute arises out of this agreement or any transaction or other agreement contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this agreement or any transaction or other agreement contemplated hereby in any court other than the Court of Chancery of the State of Delaware, or if the Court of Chancery lacks subject matter jurisdiction, any other Delaware state court or any federal court sitting in the state of Delaware and (d) waives any right to trial by jury with respect to any action related to arising out of this agreement or any transaction or other agreement contemplated hereby.

Section 3.10 Severability. The invalidity, illegality, or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 3.11 Successors; Assigns. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, and permitted assigns. Neither this Agreement nor the rights or obligations of any Shareholder hereunder may be assigned, except in connection with the transfer by a Shareholder of shares of Common Stock to a Permitted Transferee (as defined in the Shareholders Agreement) as provided in the Shareholders Agreement (and subject to Section 3.01 thereof). Any such attempted assignment in contravention of this Agreement shall be void and of no effect.

Section 3.12 Amendments. This Agreement may not be amended, modified, or supplemented unless such modification is in writing and signed by the parties hereto. Notwithstanding the foregoing, each party agrees that (i) if any Person who holds Common Stock (or securities that are exchangeable or convertible into shares of Common Stock) other than a Shareholder, enters into an agreement with Wellspring, the Company or any of their respective Affiliates on terms that are more favorable to such holder than those contained in this Agreement with respect to HBK, then this Agreement shall be immediately amended to incorporate such favorable terms in favor of HBK and (ii) in the event of a public offering of the equity securities of D&B pursuant to an effective registration statement under the Securities Act (other than (i) a registration statement filed under Regulation A or on Form S-4 or any successor form or (ii) a registration statement filed on Form S-8 or any successor form), the parties shall amend this Agreement to provide that each of Wellspring and HBK shall have the right to cause the Company to register its proportionate number of shares of D&B held by the Company on its behalf, consistent with those rights provided in Article II hereof.

Section 3.13 Waiver. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

Section 3.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Registration Rights Agreement as of the date first above written.

WS MIDWAY HOLDINGS, INC.

By:	/s/ Greg S. Feldman
Name:	Greg S. Feldman
Title:	President

WELLSPRING CAPITAL PARTNERS III, L.P.

By:	WCM GenPar III, L.P.,
its General Partner

By:	WCM GenPar III GP, LLC,
its General Partner

By:	/s/ Greg S. Feldman
Name:	Greg S. Feldman
Title:	Member

HBK MAIN STREET INVESTMENTS L.P.

By:	HBK Investments L.P.

By:	/s/ J. Baker Gentry, Jr.
Name:	J. Baker Gentry, Jr.
Title:	Authorized Signatory

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